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                                                                      EX99.B1(d)

                                SBSF FUNDS, INC.



                              ARTICLES OF AMENDMENT


                RECLASSIFYING AN EXISTING SERIES OF CAPITAL STOCK
                               OF THE CORPORATION


     SBSF Funds, Inc. (d/b/a Key Mutual Funds), a Maryland corporation having its principal office in Maryland at The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     SECOND: Pursuant to Article V of the Articles of Incorporation of the Corporation, as amended and supplemented, (the "Charter") and in accordance with Sections 2-605 and 2-607 of Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Code"), and pursuant to resolutions duly adopted by unanimous vote on December 4, 1996, the Board of Directors of the Corporation has taken the following actions, which are expressly limited to changes permitted by Section 2-605(a)(4) of the Code to be made without action by the stockholders:

              (1) reclassified one billion (1,000,000,000) shares of the Corporation's authorized, classified and designated shares, par value of $.01 per share, currently classified as shares of the "Key Growth Fund", as shares of the "KeyChoice Growth Fund";

              (2) reclassified one billion (1,000,000,000) shares of the Corporation's authorized, classified and designated shares, par value of $.01 per share, currently classified as shares of the "Key Moderate Growth Fund", as shares of the "KeyChoice Moderate Growth Fund";

              (3) reclassified one billion (1,000,000,000) shares of the Corporation's authorized, classified and designated shares, par value of $.01 per share, currently classified as shares of the "Key Conservative Growth Fund", as shares of the "KeyChoice Income and Growth Fund";

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     THIRD: The shares classified and designated in Article SECOND hereto shall have the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each previously authorized and classified Series of the Corporation.

     FOURTH: In connection with Article SECOND hereto, the Corporation provides the following information:

     Prior to the reclassification, the number of shares of each Series of the Corporation was as follows:

              Series                                             Number of Shares
              ------                                             ----------------

              Key Growth Fund                                        1,000,000,000
              Key Moderate Growth Fund                               1,000,000,000
              Key Conservative Growth Fund                           1,000,000,000
              Key Stock Index Fund                                   1,000,000,000
              Key International Index Fund                           1,000,000,000
              SBSF Fund                                                 25,000,000
              SBSF Convertible Securities Fund                          25,000,000
              SBSF Capital Growth Fund                                  25,000,000
              Key Money Market Mutual Fund                           2,925,000,000
              Unclassified                                          17,000,000,000
                                                                    --------------
              TOTAL                                                 25,000,000,000

     FIFTH: After the reclassification, the number of shares of each Series of the Corporation was as follows:

              Series                                             Number of Shares
              -------------------------------------------------------------------

              KeyChoice Growth Fund                                  1,000,000,000
              KeyChoice Moderate Growth Fund                         1,000,000,000
              KeyChoice Income and Growth Fund                       1,000,000,000
              Key Stock Index Fund                                   1,000,000,000
              Key International Index Fund                           1,000,000,000
              SBSF Fund                                                 25,000,000
              SBSF Convertible Securities Fund                          25,000,000
              SBSF Capital Growth Fund                                  25,000,000
              Key Money Market Mutual Fund                           2,925,000,000
              Unclassified                                          17,000,000,000
                                                                    --------------
              TOTAL                                                 25,000,000,000

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     SIXTH: The total number of shares the Corporation is authorized to issue remains at twenty-five billion (25,000,000,000) shares and the aggregate par value of all shares having a par value remains at twenty-five million dollars ($25,000,000).

     SEVENTH: The Board of Directors has duly authorized the filing of these Articles of Amendment.


     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of the 12th day of December, 1996.


WITNESS:                                          SBSF FUNDS, INC.



/s/ Robert L. Tuch                                By: /s/ Scott A. Englehart
Robert L. Tuch                                       Scott A. Englehart
Assistant Secretary                                  Vice President


              THE UNDERSIGNED, Vice President of SBSF Funds, Inc. (d/b/a Key Mutual Funds), who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury, and that the Board of Directors of the Corporation has duly authorized the filing of these Articles of Amendment.



                                       /s/ Scott A. Englehart
                                       ---------------------------------
                                        Scott A. Englehart
                                        Vice President